Exhibit 4.18

MASTER SERVICES AGREEMENT

THIS MASTER SERVICES AGREEMENT (the “Agreement”) is effective as of January 30, 2015 (the “Effective Date”) by and between PPD DEVELOPMENT, L.P., a Delaware limited partnership, with its principal executive offices located at 929 North Front Street, Wilmington, North Carolina (“PPD”) and VASCULAR BIOGENICS, LTD., an Israeli company with its principal executive offices located at 6 Jonathan Netanyahu Street, Or Yehuda, Israel 60376 (“Sponsor”).

WHEREAS, Sponsor is engaged in the development of pharmaceutical products; and

WHEREAS, PPD is a clinical research organization engaged in the business of managing clinical research programs and providing clinical development and other related services; and

WHEREAS, Sponsor may wish to retain the services of PPD from time to time to perform clinical development services in connection with certain clinical research programs Sponsor is conducting (individually, a “Project”), in which case the terms and conditions for each such Project shall be set forth in a project addendum to be attached to this Agreement and incorporated herein by reference (individually, a “Project Addendum” and collectively, the “Project Addenda”); and

WHEREAS, PPD is willing to provide such services to Sponsor in accordance with the terms and conditions of this Agreement and the attached Project Addenda.

NOW, THEREFORE, for good and valuable consideration contained herein, the exchange, receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	SERVICES.

1.1 Services to be Provided by PPD. PPD hereby agrees to provide to Sponsor the services identified and described in the Services section of each Project Addendum attached to this Agreement (the “Services”). PPD shall perform the Services for each Project set forth in the applicable Project Addendum in compliance with (i) the protocol for the Project (“Protocol”), which may be attached to and as amended or updated from time to time, and made a part of the applicable Project Addendum, (ii) the terms and conditions of this Agreement, (iii) the terms and conditions of the applicable Project Addendum, (iv) PPD’s standard operating procedures (“SOPs”), which will be available for review upon written request, and (v) all applicable laws, rules and regulations including standards of Good Clinical Practices; (VI) the standards and practices that are generally accepted in the industry and exercised by other persons engaged in performing similar services; and (vii) the instructions of Sponsor, from time to time. Sponsor agrees that PPD is responsible only for those Services set forth on a properly executed Project Addendum. PPD shall at all times make available a sufficient number of appropriately-trained and qualified clinical research personnel on a given Project to meet the demands of said Project. PPD shall use its commercially reasonable efforts, skills and abilities to promote the interests of Sponsor and to diligently and competently perform its duties hereunder.

1.2 Project Addendum. In the event that the parties hereto shall reach agreement with respect to the provision of Services for a Project, PPD and Sponsor shall execute a Project Addendum evidencing such Services. Each Project Addendum shall be attached to this Agreement and incorporated into and made a part of this Agreement by reference, and each such Project Addendum and this Agreement shall constitute the entire agreement for the applicable Project. To the extent any terms set forth in a Project Addendum conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise specifically set forth in the Project Addendum.

1.3 Sponsor Cooperation. Sponsor will, and will cause its affiliates and their respective agents, employees and contractors to, cooperate with PPD in providing information to PPD, taking action and executing documents, as appropriate, to achieve the objectives of this Agreement and any Project Addendum executed under this Agreement. Sponsor acknowledges and agrees that PPD’s performance under this Agreement is dependent on Sponsor’s and Sponsor’s representatives’ timely

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

PPD PROPRIETARY AND CONFIDENTIAL

and effective cooperation with PPD. Accordingly, Sponsor acknowledges that any delay by Sponsor may result in PPD being released from a schedule deadline or in Sponsor having to pay extra fees in order for PPD to meet a specific obligation or deadline despite the delay. In addition, PPD shall not be responsible for any delays due to (1) Sponsor or its agents, employees and contractors, (2) any third party except for (a) those who have been solely selected by PPD and (b) PPD’s Subcontractors, (3) a force majeure event, or (4) any other factors outside of the direct and reasonable control of PPD. In the event of any such delays, the study timelines will be revised accordingly provided that PPD shall act in good fate to prevent such delays. Sponsor shall comply with all applicable laws, rules and regulations governing the performance of its obligations hereunder and the subject matter of this Agreement.

1.4 Serious Adverse Event and Medical Management Plan. Notwithstanding anything to the contrary herein, in the event PPD and Sponsor agree upon a serious adverse event and medical management plan relating to a specific Project (“SMMP”), the parties shall comply with the terms and conditions of any such SMMP. In the event of any conflict between the terms and conditions of the SMMP and the relevant Project Addendum, the terms and conditions of the SMMP shall control. Sponsor shall be responsible for any additional costs associated with compliance with the SMMP, which will be captured in an amendment to the applicable Project Addendum.

1.5 Patient Enrollment. The parties agree that enrollment numbers are good faith estimates and that various factors outside of PPD’s control can affect the rate of enrollment. PPD shall exercise all reasonable efforts to meet such enrollment estimates, but cannot guarantee that enrollment numbers or enrollment timelines will be met, provided however that the Sponsor shall not be responsible for delays in enrollment timelines as a result of PPD’s negligence or willful misconduct.

1.6 Final Protocol. PPD shall not be liable or responsible for the final review, approval, adoption, and content of the Protocol, and, accordingly, Sponsor shall be solely liable and responsible in this regard.

2.	COMPENSATION AND PAYMENT.

2.1 Charges for Services. Sponsor shall pay PPD for all Services performed under this Agreement and any Project Addendum (“Direct Fees”) in accordance with the rates for such Services set forth in such Project Addendum. Sponsor shall also reimburse PPD for all out-of-pocket expenses incurred in connection with the performance of the Services with respect to a Project, including, without limitation, investigator grants and fees, travel expenses, shipping and postage costs, copying and printing fees, copyright fees, third party drug storage and distribution fees, required Institutional Review Board or similar board or committee fees, and other “pass through” expenses reasonably expected to be incurred in connection with performing the Services (collectively, the “Pass Through Costs”). Except as otherwise expressly provided in a Project Addendum, PPD shall submit to Sponsor for each Project a monthly invoice describing the Services performed on such Project, the Direct Fees due for such Services, and all Pass Through Costs paid by PPD. Sponsor shall pay each invoice within forty five (45) days of receipt of said invoice. If payment is not received by PPD within such forty five-day period, PPD shall provide notice to Sponsor in writing (e-mail is sufficient) of such unpaid invoice. If any portion of an invoice is disputed, Sponsor shall pay the undisputed amounts in accordance with the terms above, and the Parties shall use good faith efforts to resolve differences or discrepancies with regard to any disputed amount as soon as practicable. PPD shall have no obligation to pay Subcontractor (as defined in Section 14.11) costs, vendor costs, or investigator grant payments to any Subcontractor, vendor or investigator site (the “Site”) for conduct of services related to a Project until PPD has received payment of such Pass Through Costs from Sponsor. Notwithstanding anything to the contrary contained herein, Sponsor acknowledges and agrees that certain vendor and Subcontractor contracts, including without limitation, contracts for investigator meetings and patient recruitment services, must be advanced and paid up front by Sponsor. PPD shall be under no obligation to incur any such vendor or Subcontractor fees until such fees are received from Sponsor. In addition, all investigator grants shall be advanced by Sponsor at timeframes mutually agreed upon by the parties.

2.2 Payment after Termination. Upon termination of any Project Addendum or this Agreement pursuant to Section 3 below, Sponsor shall pay PPD all Direct Fees and Pass Through Costs for all Services, and any portion of Services, performed through the termination date. In

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

Page - 2

PPD PROPRIETARY AND CONFIDENTIAL

addition, Sponsor shall reimburse PPD for all future non-cancelable obligations (where such obligations were created as a result of a Project being authorized by Sponsor). Any funds held by PPD which shall be determined to be unearned shall be returned to Sponsor within ninety (90) days following conclusion of the Project including any wind down services, as long as no further funds are outstanding to PPD from Sponsor. Notwithstanding the foregoing, certain Services of PPD require greater utilization of resources at the outset such that compensation for such Services based on a percentage of milestones completed prior to PPD fully completing the milestones would work to the detriment of PPD. Accordingly, the parties agree that in the event of early termination, PPD shall be entitled to compensation for all completed and partially completed Services on a time and materials basis according to a calculation agreed upon by both parties.

2.3 Pre-Execution Services. In the event Sponsor requests PPD to begin providing the Services for a Project prior to the execution by Sponsor of a Project Addendum or other mutually agreed upon writing, Sponsor agrees that PPD shall be compensated for Services performed at Sponsor’s request in accordance with the PPD Proposal for Services.

2.4 Taxes. All fees stated in this Agreement or any Project Addendum are net of Value Added Tax (“VAT”) or similar taxes. If any VAT or similar taxes are due, these will be payable by Sponsor in addition to the fees paid to PPD. In order to allow payment PPD shall submit to the Sponsor a valid Certificate of Residency from its Tax Authorities.

2.5 Payments. Unless otherwise set forth in a Project Addendum, all payments to PPD under this Agreement or any Project Addendum shall be made as follows:

If made by check, payment mailed to:	PPD Development, L.P.
26361 Network Place
Chicago, IL 60673-1263
***

***

If made by wire transfer, payment wired to:	***

Any changes to the payee information set forth above require a writing signed by PPD’s Treasurer or Chief Financial Officer.

3.	TERM AND TERMINATION.

3.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue for a period of five (5) years unless extended by mutual written agreement by the parties. Each Project Addendum shall be effective upon the date set forth in such Project Addendum and shall terminate upon (i) the completion of the Services to be provided thereunder, and (ii) PPD’s receipt of all Direct Fees, Pass Through Costs, and any other payments due to PPD related to the Services provided thereunder, unless earlier terminated in accordance with this Section 3.

3.2 Early Termination. Any Project Addendum may be terminated with or without cause by the Sponsor upon thirty (30) days prior written notice. PPD may terminate any Project Addendum upon Sponsor’s material breach of Agreement upon sixty (60) days prior written notice, provided that such breach is not cured within such sixty (60) day period.

3.3 Insolvency. Either party hereto may terminate this Agreement immediately upon the occurrence of an “Insolvency Event” with respect to the other party. For purposes of this Agreement, “Insolvency Event” shall mean (1) a party or any of its subsidiaries shall commence a voluntary proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing; (2) an involuntary case or other proceeding shall be commenced

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

Page - 3

PPD PROPRIETARY AND CONFIDENTIAL

against a party or any of its subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain un-dismissed and un-stayed for a period of sixty (60) days; or (3) an order for relief shall be entered against a party or any of its subsidiaries under the federal bankruptcy laws now or hereafter in effect.

3.4 Effect of Termination. The termination of this Agreement by either party shall not automatically terminate all Project Addenda, unless otherwise agreed in writing. In the event of termination or expiration of this Agreement, the terms and conditions of this Agreement shall continue to apply to all Project Addenda still in effect after such termination or expiration.

3.5 Wind Down. Upon the termination of this Agreement or a Project Addendum, PPD shall cooperate with Sponsor to provide for an orderly wind-down of the Services provided by PPD hereunder. Costs associated with such wind-down activities shall be billed to Sponsor on a time and materials basis, based on the then-current PPD rates.

3.6 Provisions Surviving Termination. The expiration, termination or cancellation of this Agreement will not extinguish the rights of either party that accrue prior to expiration, termination or cancellation or any obligations that extend beyond expiration, termination or cancellation, either by their inherent nature or by their express terms, including, without limitation, the obligations contained in Sections 2 (Compensation and Payment), 3.4 (Effect of Termination), 3.5 (Wind Down), 3.6 (Provisions Surviving Termination), 6 (Confidentiality), 7 (Data Privacy), 8 (Intellectual Property), 9 (Indemnification), 10 (Limitation of Liability), 11 (Insurance) 12.2 (Record Maintenance after Expiration or Termination), 14.2 (Publicity), 14.5 (Notices), 14.6 (Governing Law), 14.7 (Severability), 14.10 (Assignment), 14.11 (Subcontracting), 14.12 (Arbitration) and 14.13 (Construction) hereof and herein shall survive termination of this Agreement.

4.	CURRENCY MANAGEMENT

4.1 Direct Fees. All Direct Fees owed to PPD for Services performed under this Agreement or any Project Addendum shall be invoiced to and paid by Sponsor in the “Contract Currency”, which shall be defined as the currency, or currencies, designated in any budget or payment schedule set forth in a Project Addendum. The parties agree that where possible, PPD will provide its budget for each Project Addendum in US Dollars (“USD”) globally with the exception of Services performed in Europe, Middle East and Africa (the “EMEA Region”), which will be in Euros.

In the event Sponsor desires to be invoiced in any currency other than Euros for Services performed in the EMEA Region, and other than USD for Services performed in all other regions, the parties shall specify in the Project Addendum the exchange rate or rates (“Contracted Exchange Rate”) to be used for the Project Addendum. The Contracted Exchange Rate will be used for the preparation of each invoice for Services and payment by Sponsor. The “Spot Rate” for purposes of reconciliation, shall mean the actual spot rate in the Wall Street Journal for the date on which the invoice is raised. At the conclusion of each calendar year, a reconciliation shall be undertaken by PPD. PPD shall compare the total value of the invoices billed to Sponsor at the Contracted Exchange Rate to the value of the same invoices when converted using the Spot Rates. In the event the comparison demonstrates that the total difference in such amounts is five percent (5%) or more of the annual invoice value or is greater than USD $50,000 (or the contracted currency equivalent when measured against the current spot rate), such difference shall be invoiced or credited, as the case may be, to Sponsor. The reconciliation invoice or credit note will be issued by PPD in Contract Currency. The process of reconciliation is not cumulative, but shall be conducted on a calendar year basis and completed by the end of March in the subsequent year.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

Page - 4

PPD PROPRIETARY AND CONFIDENTIAL

4.2 Pass Through Costs. Where PPD incurs Pass Through Costs in a currency other than the Contract Currency, PPD shall, for Sponsor invoicing and payment purposes, convert such costs to the Contract Currency based on an average exchange rate between the local currency and the Contract Currency for the month in which such costs were incurred. This average exchange rate will be based on the monthly average of the daily exchange rates as published in the Wall Street Journal.

4.3 Investigator Fees. At the beginning of each study Sponsor shall advance PPD a pre-agreed value for the sole purpose of paying Investigator Fees. All future amounts invoiced to Sponsor will be based upon an accrual of costs owed to investigators, with the pre-agreed advance serving to provide available funds for PPD to make payments to investigator sites, while said invoices are processed by Sponsor. PPD shall pay investigator fees in the currency specified in the investigator agreements. For Sponsor invoicing and payment purposes, PPD shall convert all investigator fees that are to be paid in a currency other than the Contract Currency to the Contract Currency based on the average exchange rate between the currencies for the month prior to the month the invoice is raised. As each Project Addendum comes to a close, the original advance will be used to pay the final Investigator Fees with a reconciliation provided by PPD at the conclusion of the study reflecting how the funds were applied. This reconciliation will also compare the estimated exchange rate used for the purposes of invoicing on the basis of accrued costs versus the exchange rate when the actual payment was made to the investigator sites, and any variation will be invoiced or credited to Sponsor as applicable.

5.	PERSONNEL.

5.1 Project Management. The Services with respect to each Project shall be performed by PPD under the direction of the person identified as the operational lead in the applicable Project Addendum or such other person subject to the Sponsor’s prior approval as PPD may from time to time designate as the Project Manager. PPD’s Project Manager will remain assigned to perform the services under a project addendum as long as the individual remains employed by PPD, unless (a) the individual is unavailable for reasons of disability, death, maternity leave, leave of absence, illness, promotion, demotion or other reasons not reasonably within PPD’s control, or (b) Sponsor requests the replacement of the Project Manager due to such individual not performing to commercially reasonable standards. Sponsor acceptance of the designated Project Manager not to be unreasonably withheld or delayed in all instances.

5.2 Covenant Not to Interfere. During the term of a Project Addendum, neither party will solicit for employment any employee of the other party who is providing services under that Project Addendum. As used in this section “solicit” means the initiation by a party or its agent of a contact with any of the other party’s then current employees who are performing services under this Agreement for the purpose of offering employment to such employees, but shall not include the circumstance where any such employee initiates a contact with the other party for the purpose of obtaining employment whether in response to a general advertisement of employment or where such contact is initiated by a third party who was not instructed to contact such employee by the hiring party.

5.3 Personnel Retention. In the event of delays in the performance of the Project, i.e., after PPD is authorized to commence work, which are beyond the control of PPD, and where Sponsor desires for PPD to keep PPD Project personnel assigned to the Project, in addition to any other sums payable to PPD hereunder, Sponsor agrees that Sponsor shall pay a personnel fee calculated on an FTE-day basis. Said personnel fees shall be invoiced by PPD on a monthly basis, and shall be due and payable by Sponsor within 30 days of receipt of invoice.

6.	CONFIDENTIALITY.

6.1 Sponsor Confidential Information. PPD and any of its Affiliates or third party on its behalf shall treat all information and materials including any Project drug obtained from Sponsor or a third party on its behalf, and any Project results, data and records generated or developed during any Project, any deliverable under a Project Addendum and any Sponsor’s Property (as defined below) (“Sponsor Confidential Information”) as the confidential and exclusive property of Sponsor. In addition, any of PPD’s Affiliates or third parties performing on PPD’s behalf receiving information from Sponsor or any Sponsor’s affiliate shall be bound by the confidentiality obligations.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

Page - 5

PPD PROPRIETARY AND CONFIDENTIAL

6.2 PPD Confidential Information. Sponsor shall treat all information obtained from PPD or any of PPD’s Affiliates which is not considered Sponsor Confidential Information and includes without limitation, any PPD bids or proposals, standard operating procedures, third party confidential information, personnel information, all PPD Property (as defined below) and any revisions, improvements or enhancements thereto (“PPD Confidential Information”) as the confidential and exclusive property of PPD. In addition, any affiliate of Sponsor receiving information from PPD or any PPD Affiliate shall be bound by these confidentiality obligations. Further, any information disclosed, obtained, or observed by Sponsor or any affiliate of Sponsor during an audit of PPD or an Affiliate of PPD, or the facilities of either, with the exception of Sponsor Confidential Information, shall be treated as confidential by Sponsor in accordance with the terms contained herein. For the purposes of this Agreement, Sponsor Confidential Information and PPD Confidential Information shall collectively be referred to as “Confidential Information.”

6.3 Use of Sponsor Confidential Information and PPD Confidential Information. Each party shall use the other’s Confidential Information solely for the purposes contemplated by this Agreement and for no other purpose without the prior written consent of the other party. Neither party shall publish, disseminate or otherwise disclose Confidential Information of the other to any third party without first obtaining the written consent of such other party. Each party shall restrict the dissemination of the other’s Confidential Information with its organization to only those persons who have a need to know, shall ensure that all of its directors, officers, employees, agents, representatives and advisors (collectively, “Associates”) are aware of this Agreement and bound by terms of confidentiality no less stringent than those stated herein and shall remain liable at all time for the compliance of the confidentiality obligations of such Associates. In addition, prior to providing any Confidential Information to a permitted third party other than an Associate, the receiving party will ensure that such third parties are bound to written obligations of confidentiality that are not less stringent than those contained herein. The Sponsor may disclose this Agreement or any Project Addendum if required during a due diligence process.

6.4 Exceptions to Confidential Information. The above provisions of confidentiality shall not apply to that part of disclosing party’s Confidential Information which the receiving party is able to demonstrate by documentary evidence: (i) was in the receiving party’s possession prior to receipt from the disclosing party or is independently developed by or for the receiving party; (ii) was in the public domain at the time of receipt from disclosing party; (iii) subsequently becomes a part of the public domain through no fault of the receiving party or its Associates; or (iv) is lawfully received by the receiving party from a third party having a right of further disclosure.

6.5 Disclosure Required by Law. The non-disclosure obligations pursuant to this Agreement shall not apply to Confidential Information that a receiving party is required to disclose pursuant to any judicial action, order of the court or other governmental agency; provided, however, that the receiving party shall make all reasonable efforts to notify the disclosing party prior to the disclosure of Confidential Information and allow the disclosing party the opportunity to contest and avoid such disclosure, and further provided that the receiving party shall disclose only that portion of such Confidential Information that it is legally required to disclose.

6.6 Return of Information. Upon termination or expiration of this Agreement or at the disclosing party’s earlier written request, the receiving party shall return, and shall cause its Associates to return, all documentary, electronic or other tangible forms of Confidential Information provided by the disclosing party including, without limitation, any and all copies thereof, or, at the disclosing party’s request, destroy all or such parts of the disclosing party’s Confidential Information as the disclosing party shall direct. Notwithstanding the foregoing, the receiving party may retain copies of such of the disclosing party’s Confidential Information as is reasonably necessary for regulatory and business archival purposes, subject to the ongoing obligation to maintain the confidentiality of such information.

6.7 Remedy. Each party agrees that its obligations hereunder are necessary and reasonable in order to protect the other party and the other party’s business, and expressly agrees that monetary damages would be inadequate to compensate the other party for any breach of the

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

Page - 6

PPD PROPRIETARY AND CONFIDENTIAL

terms of this Agreement. Accordingly, each party agrees and acknowledges that any such violation or threatened violation will cause irreparable injury to the other party, and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the other party shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or a Project Addendum or the continuation of any such breach, without the necessity of proving actual damages.

6.8 Survival. The obligations contained herein shall survive for a period of ten (10) years from the date of the disclosure of the Confidential Information.

7.	DATA PRIVACY.

7.1 Definitions. For the purpose of this Section 7, ‘Personal Data’, ‘Process/Processing’, ‘Data Controller’, ‘Data Processor’ and ‘Data Subject’ shall have the same meaning as in Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to the processing of personal data and on the free movement of such data (“Directive 95/46/EC”) as implemented in the law of any EU Member State which is applicable to the provision of the Services or as defined in the law of any other country which is applicable to the provision of the Services (including, as applicable, the Health Insurance Portability and Accountability Act of 1996 (HIPAA) Privacy and Security Rules, 45 C.F.R. Parts 160-164, and the Health Information Technology for Economic and Clinical Health Act (HITECH), P.L. No. 111-005, Part I, Title XIII, Subpart D, 13401-13409, and state privacy laws) (collectively referred to as the “Applicable Data Privacy Laws”).

7.2 Compliance. Each party warrants to the other that it will Process the Personal Data in compliance with all Applicable Data Privacy Laws.

7.3 Data Processing. Sponsor and PPD acknowledge that Sponsor is the Data Controller and PPD is the Data Processor with respect to the Processing of Personal Data relating to the Services provided under this Agreement. In the event that the Services are performed by any PPD Affiliate then such PPD Affiliate shall be a sub-Processor. PPD shall Process the Personal Data only in accordance with instructions from Sponsor or as may be required or permitted by law. (The instructions may be specific instructions or instructions of a general nature as set out in this Agreement, a Project Addendum, Protocol, SOP or SMMP or as otherwise notified by Sponsor to PPD during the Term).

7.4 Representative. If Sponsor needs to appoint a representative to comply with Applicable Data Privacy Law in any EU Member State pursuant to Article 4 of Directive 95/46/EC and PPD is willing to provide such services to Sponsor, Sponsor and PPD shall enter into a mutually acceptable agreement for such representative purposes. Unless and until such an agreement is entered into, PPD shall not be deemed to be a representative under any Applicable Data Privacy Law.

7.5 Security. PPD shall implement appropriate technical and organisational measures to protect the Personal Data as required by ICH-GCP and Applicable Data Privacy Laws.

7.6 Data Privacy Requests. PPD shall promptly notify Sponsor in writing if it receives any communication with regard to data privacy relating to the Services from a Data Subject, a privacy authority or other regulatory authority, and provide Sponsor with cooperation and assistance in relation to any such communication. PPD shall be entitled to charge Sponsor for such assistance, at its usual hourly rate, unless the communication relates to a breach or violation by PPD or a PPD Affiliate of its obligations under this Section 7. However, PPD and Sponsor recognize that any fees charged to the requesting party must comply with Applicable Data Privacy Laws.

7.7 Security Breaches. If PPD becomes aware of any breach of an Applicable Data Privacy Law relating to the Services, then it shall promptly notify Sponsor and, if requested, assist Sponsor in meeting any obligations under Applicable Data Privacy Law to notify Data Subjects, regulatory authorities or other required parties. PPD shall be entitled to charge Sponsor for such assistance, at its usual hourly rate, unless PPD or a PPD Affiliate was solely responsible for such breach.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

Page - 7

PPD PROPRIETARY AND CONFIDENTIAL

7.8 Data transfers. PPD shall only Process or otherwise transfer Personal Data outside the European Economic Area (“EEA”) (member states of the European Union plus, Norway, Iceland & Liechtenstein) as necessary to provide services under this Agreement, or any Project Addendum, Protocol, SOP or SMMP, or where otherwise instructed by Sponsor. Where Personal Data are transferred to PPD’s US based Affiliates, they shall be protected by PPD’s membership of the US Department of Commerce Safe Harbor scheme. In providing services, it may be necessary to sub-contract certain tasks to one or more third party vendors, including cloud based service providers, whose servers may be located outside the EEA. Transfers of Personal Data to said vendors shall be proceed on the basis of Data Subject consent and/or through a commitment by the vendor to comply with the Principles of the Safe Harbor scheme. Sponsor as Data Controller shall in any event take necessary measures to ensure data transfers are lawful.

8.	INTELLECTUAL PROPERTY.

8.1 No License. Neither anything contained herein, nor the delivery of any information to a party hereto, shall be deemed to grant the receiving party any right or license under any patent or patent application or to any know-how, technology or invention of the disclosing party.

8.2 Sponsor Property. All (a) of Sponsor’s Confidential Information (including, without limitation, all original Project records and reports), (b) unused clinical supplies provided by Sponsor, and (c) complete and incomplete Case Report Forms, shall be and remain Sponsor’s property. Subject to Section 8.3 below, PPD hereby assigns to Sponsor all rights PPD or its Associates may have in any invention, technology, know-how or other intellectual property directly relating to a Project drug, Protocol, or Sponsor’s Confidential Information and which is (i) a direct and sole result of PPD’s provision of the Services or (ii) specifically set forth as a deliverable under a Project Addendum, (“Sponsor’s Property”) and PPD shall assist Sponsor, at Sponsor’s sole cost and expense, in obtaining or extending protection therefor. PPD warrants that it has and will continue to have agreements with its Associates to effect the terms of this Section 8.2. Sponsor and PPD agree that any Sponsor’s Property or revisions, improvements or enhancements thereto shall be the sole and exclusive property of the Sponsor, and PPD shall have no rights, title and interest to such Sponsor’s Property.

8.3 PPD Property. PPD possesses certain inventions, processes, technology, know-how, trade secrets, improvements, other intellectual property and assets, including, without limitation, those related to business or product plans or proposals, marketing strategies, standard operating procedures, data, composition of matter, research, experimental results, personnel data, financial information and conditions, pricing information, customer information, supplier/vendor information, raw materials, data collection and data management processes, laboratory analyses, analytical, biotechnology and clinical methods, procedures and techniques, computer technical expertise and software (including code) which have been independently developed without the benefit of any information provided by Sponsor or is not directly related to Sponsor’s Property (collectively, “PPD Property”). Sponsor and PPD agree that any PPD Property or revisions, improvements or enhancements thereto shall be the sole and exclusive property of PPD, and Sponsor shall have no rights, title and interest to such PPD Property. PPD hereby grants to Sponsor a royalty-free, non-transferable and perpetual license to use that portion of the PPD Property necessary to develop and deliver the Services to Sponsor.

9.	INDEMNIFICATION.

9.1 Sponsor Indemnity. Sponsor shall indemnify, defend, and hold harmless PPD, PPD Affiliates (as that term is defined in Section 14.10), and their Associates (“PPD Indemnitees”) from and against any and all damages, liabilities, losses, fines, penalties, settlement amounts, costs and expenses of any kind or nature whatsoever, including, without limitation, reasonable attorneys’ fees, expert witness fees, court costs, and amounts incurred by PPD Indemnitees under indemnity obligations imposed upon it by a third party provider to a Project, incurred in connection with any third party claim, demand, action, proceeding, investigation or hearing (collectively, a “Claim”) directly or indirectly relating to or arising from this Agreement or any Services provided by PPD Indemnitees hereunder, including but not limited to, Project related services provided by PPD at the request of Sponsor yet prior to finalization of the relevant Project Addendum; provided however, that Sponsor shall have no obligation of indemnity hereunder with respect to any Claim to the extent such Claim

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

Page - 8

PPD PROPRIETARY AND CONFIDENTIAL

arises from the negligence act error or omission, intentional misconduct or material breach of Agreement on the part of PPD or its Associates, including any (i) breach of warranties, (ii) failure to comply with the Protocols (with the exception of deviations for patient safety/welfare), good clinical practices, Sponsor’s written instructions or any FDA or other government requirements or law (as applicable).

9.2 PPD Indemnity. PPD shall indemnify, defend and hold harmless Sponsor and its Associates from and against any and all damages, liabilities, losses, fines, penalties, settlement amounts, cost and expenses of any kind or nature whatsoever, including, without limitation, reasonable attorney’s fees, expert witnesses and court costs, incurred in connection with any Claim, but only to the extent arising from the negligence, intentional misconduct, or material breach of Agreement of PPD or its Associates; provided however, that PPD shall have no obligation of indemnity hereunder with respect to any Claim which arose from the negligence act error or omission, intentional misconduct or material breach of Agreement on the part of Sponsor or its Associates.

9.3 Indemnification Procedure. Each indemnified party shall give the indemnifying party prompt notice of any Claim for which indemnification is sought hereunder. The indemnifying party shall have the right to control the defense and settlement of a Claim, at its sole expense, provided the indemnifying party shall act reasonably and in good faith with respect to all matters relating to the settlement or disposition of the Claim, and the indemnified party shall reasonably cooperate in the investigation, defense and settlement of such Claim at the indemnifying party’s expense. Neither party will enter into any settlement agreement that attributes fault or negligence to the other party, requires any payment by the other party, or restricts the future actions or activities of the other party, without the other party’s prior written consent, which shall not be unreasonably withheld. Any indemnified party shall have the right to participate in, but not control, the defense and settlement of a Claim and to employ separate legal counsel of its own choice; provided, however, that such employment shall be at the indemnified party’s own expense, unless (i) the employment thereof has been specifically authorized by the indemnifying party, or (ii) the indemnifying party has failed to assume the defense and employ counsel (in which case the indemnified party shall control the defense and settlement of such Claim). The costs and expenses, including reasonable fees and disbursements of counsel, incurred by any indemnified party in connection with any Claim shall be reimbursed on a monthly basis by the indemnifying party subject to refund in the event the indemnifying party is ultimately held not to be obligated to indemnify the indemnified party.

10.	LIMITATION OF LIABILITY.

WITH THE EXCEPTION OF A PARTY’S INDEMNIFICATION OBLIGATIONS, NIETHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL LOSSES OR DAMAGES, WHETER IN CONTRACT OR TORT.

11.	INSURANCE.

11.1 Sponsor and PPD will each undertake to purchase and maintain insurance of such types and amounts reasonably adequate to cover any liabilities arising out of its obligations hereunder. Sponsor further undertakes to purchase and maintain insurance of such types and amounts and coverage reasonably adequate (including but not limited to that required by law) to cover any liabilities arising in relation to all clinical trials contracted to PPD pursuant to this Agreement. The following sets forth the minimum thresholds of insurance each party will maintain:

11.2 PPD Insurance. PPD shall, at its own cost and expense, obtain and thereafter maintain in full force and effect and with properly licensed and financially secure insurers (AM Best rating of A-VII in the United States and reasonably equivalent in countries outside the United States) the following insurance during the term of this Agreement and for a period of not less than three (3) years following termination of this Agreement:

Worker’s Compensation. In amounts as required by applicable law.

Automobile Liability Insurance. *** per occurrence covering all owned, leased and hired vehicles.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

Page - 9

PPD PROPRIETARY AND CONFIDENTIAL

General Commercial Liability Insurance. *** per occurrence and *** in the aggregate.

Professional Liability Insurance. *** per occurrence and *** in the aggregate.

11.3 Sponsor Insurance. Sponsor shall, at its own cost and expense, obtain and thereafter maintain in full force and effect, and with properly licensed and financially secure insurers (AM Best rating of A-XV in the United States and reasonably equivalent in countries outside the United States) the following insurance during the term of this Agreement and for a period of not less than three (3) years following termination of this Agreement:

National security insurance as required by law and Employers liability insurance with limits of *** per occurrence and *** in the aggregate.

Products Liability or Clinical Trial Insurance combined with Public Insurance with a minimum limit of *** per occurrence and *** in the aggregate.

Each Party agrees to provide the other upon request, with an insurance certificate prior to commencement of any study.

11.4 Sponsor and PPD will each undertake, upon request, to provide the other party a certificate (or certificates) of insurance setting forth the liability limits, exclusions and deductibles of the insurance such party is required to carry pursuant to this Agreement. Each party shall obtain the prior written consent of the other party before implementing any material change or cancellation of the insurance coverage agreed upon herein. Neither party will make any material changes to coverage thresholds that bring such party’s required coverage below the minimum requirements stated in this Agreement. Unapproved reductions in any coverage threshold is a breach of this Agreement and at the non-breaching party’s option, can result in termination of this Agreement.

12.	RECORD STORAGE, AUDITS, AND INSPECTIONS.

12.1 Record Maintenance during Project. During the term of this Agreement, PPD shall maintain all materials and all other data obtained or generated by PPD in the course of providing the Services hereunder, including all computerized records and files.

12.2 Record Maintenance after Expiration or Termination. Upon the expiration or termination of the Services other than for Sponsor’s breach of required payment hereunder, all materials and all other data and information obtained or generated by PPD in the course of providing the Services hereunder (collectively, the “Records”) shall, as agreed upon by the parties (and at Sponsor’s cost and expense), be (i) delivered to Sponsor at Sponsor’s risk to its offices identified herein in such form as is then currently in the possession of PPD, (ii) retained by PPD for Sponsor for an agreed upon period after the expiration or termination of the Services, or (iii) disposed of as directed by written request of Sponsor, unless the Records are otherwise required to be stored or maintained by PPD under applicable law. If PPD is required or requested to maintain and/or store the Records for a period beyond the termination or expiration of the Services under the applicable Project Addendum, Sponsor shall reimburse PPD for its maintenance and storage costs. Sponsor will give PPD at least thirty (30) days prior written notice prior to the end of any agreed upon storage period if it wishes for PPD to return the Records, which shall be at Sponsor’s expense. PPD shall be entitled at its expense to retain copies of the Records reasonably necessary for regulatory purposes or to demonstrate the satisfaction of its obligations hereunder, all subject to the confidentiality obligations set forth in Section 6 above.

12.3 Sponsor Audits. Representatives of Sponsor (who shall not be competitors of PPD) shall be permitted to review all documents, information, data and materials in the possession of PPD directly relating to the work performed hereunder, upon reasonable advance notice and at mutually agreeable times, for the sole purpose of determining PPD’s compliance with the applicable Project Addendum. PPD and Sponsor agree to one (1) no-cost audit per year, to include no more than three (3) days on-site at PPD’s facilities. All other audits shall be charged according to PPD’s personnel billable rates. All Sponsor representatives shall, in advance of such audit, execute a mutually agreeable confidentiality and non-disclosure agreement with PPD. Notwithstanding the foregoing,

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

Page - 10

PPD PROPRIETARY AND CONFIDENTIAL

Sponsor shall not be permitted to review any such documents, information, data and/or materials that contain information deemed, in good faith by PPD, to be confidential, privileged, proprietary, or not directly related to the performance of this Agreement or any Project Addendum. Sponsor and its agents and consultants shall observe all confidentiality obligations concerning all documents, information, data or materials that it comes in contact with in connection with the audit.

12.4 Regulatory Inspections.

a.	Inspections of Investigator Sites. Both parties shall promptly notify the other party of any regulatory inspections of investigator sites of which it becomes aware. Where reasonable practicable and permitted by the Regulatory Authority, Sponsor will have the right to be present at any inspections which are directly related to the Services. PPD shall reasonably act to secure the cooperation of investigators with respect to regulatory review.

b.	Inspections of PPD. PPD agrees to promptly notify Sponsor of a regulatory inspection of PPD in which Sponsor’s project is the scope of the inspection. Sponsor agrees to provide PPD support during the inspection as needed relative to the Services contracted and Project. PPD agrees to provide updates to Sponsor as to the progress of the inspection relative to the Services and Sponsor project.

c.	Inspection of Sponsor. Sponsor agrees to notify PPD of a regulatory inspection of Sponsor which are directly related to the Services. PPD agrees to provide Sponsor with support relative to the Services. Sponsor agrees to provide PPD with updates of inspection activities relative to the Services.

d.	In the event that the inspection relates to the activities being performed on behalf of Sponsor, CRO’s participation in any regulatory inspection shall be subject to reimbursement by Sponsor of the cost of CRO’s personnel time and expense. The parties shall review costs associated with participation and shall agree to a reasonable rate of compensation in advance of the performance of any regulatory services.

12.5 PPD Audits. As part of PPD’s Quality Management System, Global Quality & Compliance conducts audits of PPD processes and systems. If the outcome of such audits identify significant findings that impact the Services and/or Sponsor Project, PPD agrees to inform Sponsor of such findings.

12.6 Suspected Scientific Misconduct. Both parties agree to notify the other party of instances of suspected scientific misconduct as it relates to the Services.

12.7 Non-Compliance of Clinical Investigators and Related Parties. Notwithstanding anything to the contrary herein, in the event PPD or Sponsor identify continued non-compliance on the part of the clinical investigator/institution or related supporting staff, Sponsor agrees to support all actions required by PPD procedures/actions to secure compliance. Should the decision be made to terminate or suspend the trial as a result of serious and persistent non-compliance by these parties, Sponsor agrees to report the clinical investigator according to applicable regulatory requirement and authorizes PPD to report in the absence of such appropriate Sponsor action.

13.	DEBARMENT.

PPD hereby certifies that it or any of its Affiliates has not been debarred, and, to the best of its knowledge, is not under any type of investigation which it reasonably believes could lead to debarment, under the Generic Drug Enforcement Act of 1992. If PPD or any of its Associates who perform Services for a Project is debarred or receives notice of an investigation or action or threat of action of debarment during the terms of this Agreement, PPD shall promptly notify Sponsor of same. The debarment of PPD or any of its Associates (which are providing services on a Project under this Agreement) that remains in place for a period of at least thirty (30) days shall be deemed to be a material breach of this Agreement, unless, with respect to the debarment of an Associate which is providing services hereunder, PPD is able to replace the Associate within such 30-day period, in which case the debarment of the replaced Associate shall not be a material breach of this Agreement.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

Page - 11

PPD PROPRIETARY AND CONFIDENTIAL

14.	MISCELLANEOUS.

14.1 Independent Contractor Relationship. The parties hereto are independent contractors, and nothing contained in this Agreement is intended, and shall not be construed, to place the parties in the relationship of partners, principal and agent, employer/employee or joint venturer. Neither party shall have any right, power or authority to bind or obligate the other, nor shall either hold itself out as having such right, power or authority.

14.2 Publicity. Neither party shall mention or otherwise use the name, insignia, symbol, trademark, trade name or logotype of the other party (or any abbreviation or adaptation thereof) in any publication, press release, promotional material or other form of publicity without the prior written approval of the other party in each instance. The restrictions imposed by this Section shall not prohibit a party from making any disclosure identifying the other party that is required by any applicable law, rule or regulation or during a due diligence process.

14.3 Publication. PPD may not publish any articles or make any presentations relating to the Services provided to Sponsor hereunder with respect to a Project or referring to data, information or materials generated as part of the Services without the prior written consent of Sponsor.

14.4 Force Majeure. If either party shall be delayed, hindered, or prevented from the performance of any act required hereunder by reason of strike, lockouts, labor troubles, restrictive governmental or judicial orders or decrees, riots, insurrection, war, acts of God, inclement weather, or other cause beyond such party’s reasonable control (each, a “Disability”), then performance of such act shall be excused for the length of time necessary to cure such Disability and resume performance. A party shall not be liable for any delays resulting from a Disability, and any affected timelines shall be extended for a period at least equal to that of the Disability. The party incurring the Disability shall provide notice to the other of the commencement and termination of the Disability. The Sponsor shall not be required to pay for Services that were not completed as a result of such force majeure until such Services are completed.

14.5 Notices. Any notice required or permitted to be given hereunder by either party hereto shall be in writing and shall be deemed given on the date delivered if delivered (i) personally, (ii) on the first business day after the date sent if sent by recognized overnight courier, (iii) on the date transmitted if sent via facsimile (with confirmation of receipt generated by the transmitting machine), or (iv) on the second business day after the date deposited if mailed by certified mail, return receipt requested, postage prepaid. All notices to each party shall be sent to the address for said party set forth in the applicable Project Addendum. If no address is provided in the Project Addendum, then notices shall be sent to the following address:

If to PPD:	PPD Development, L.P.
929 North Front Street
Wilmington, North Carolina 28401
***

If to Sponsor:	Vascular Biogenics, Ltd.
6 Jonathan Netanyahu Street
Or Yehuda, Israel 60376
Attention: Yael Cohen, MD, VP, Clinical Development
Tel: 972-3-6346450
Fax: 972-3-6346449

Either party may change its notice address by notice to the other party hereto in the form and manner provided in this Section 14.6.

14.6 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of England without reference to its conflicts of laws provisions.

14.7 Severability. If any provision of this Agreement or any Project Addendum is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

Page - 12

PPD PROPRIETARY AND CONFIDENTIAL

any party hereto under this Agreement or such Project Addendum will not be materially or adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement or such Project Addendum will be construed and enforced as if such illegal, invalid or unenforceable provision had never compromised a part hereof, (c) the remaining provisions of this Agreement or such Project Addendum will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a party of this Agreement or such Project Addendum, a legal, valid and enforceable provision as similar in terms as to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the parties herein.

14.8 Waiver. Any term or condition of this Agreement or a Project Addendum may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement or a Project Addendum, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement or such Project Addendum on any future occasion.

14.9 Amendments. No amendment, change or modification to this Agreement or any Project Addendum shall be effective unless in writing and executed by the parties hereto.

14.10 Assignment. This Agreement and any Project Addendum may not be assigned by either party without the prior written consent of the other party; provided, however, that (i) a party hereto may assign this Agreement or a Project Addendum hereunder to a successor-in-interest to the party’s business (ii) PPD may assign this Agreement or a Project Addendum or subcontract all or part of the Services to be performed hereunder to PPD Affiliates_and (iii) without such consent, either party may assign this Agreement in connection with the transfer or sale of all or substantially all of its assets, stock or business, or its merger, reorganization, consolidation or combination with or into another entity. “PPD Affiliates” shall mean entities which can provide the Services and which controls, is controlled by or is under common control with PPD or PPD’s parent company Pharmaceutical Product Development, LLC. In the event the Services shall be performed by a PPD Affiliate, such PPD Affiliate may be the contracting party to any Project Addendum for the Services.

14.11 Subcontracting. In the event that PPD subcontracts all or part of the Services under a Project Addendum to a third party Subcontractor, PPD shall be responsible and retain primary liability for the performance of all obligations of Subcontractors selected, managed and contracted by PPD. When used in this Agreement, the term “Subcontractor” shall mean and refer to any third party to whom PPD has subcontracted or delegated PPD’s obligation to perform any portion of the Services hereunder, but shall exclude any third party vendor whose expenses are considered a Pass Through Cost.

14.12 Arbitration. Except for disputes regarding breaches of Section 6 and the right to pursue the remedies set forth in Section 6.7 above, the parties hereby agree to submit any dispute arising hereunder to binding arbitration pursuant to the Rules of Arbitration of the International Chamber of Commerce. The arbitration shall be conducted in London, England. The decision of the arbitrator shall be final and binding upon the parties hereto and shall be enforceable by any court of competent jurisdiction. By agreeing to arbitration, the parties do not intend to deprive any competent court of such court’s jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of the arbitration proceedings and the enforcement of any award or judgment. Without prejudice to such provisional remedies in aid of arbitration as may be available under the jurisdiction of a national court, the court of arbitration shall have full authority to grant provisional remedies and to award damages for failure of any party to respect the court of arbitration’s order to that effect. The expenses of any arbitration shall be borne by the parties in proportion as to which each party prevails or is defeated in arbitration. Each party shall bear the expenses of its counsel and other experts.

14.13 Construction. Except where the context otherwise requires, wherever used the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

Page - 13

PPD PROPRIETARY AND CONFIDENTIAL

this Agreement or the intent of any provision contained in this Agreement. The language of this Agreement shall be deemed to be the language mutually chosen by the parties and no rule of strict construction shall be applied against either party hereto.

14.14 MedDRA and WHODrug Dictionary License. The parties acknowledge that MedDRA and Uppsala Monitoring Centre product licenses are required by all parties who wish to distribute or receive MedDRA or WHODrug dictionary terminology. Each party represents and warrants that it possesses a current MedDRA and/or Uppsala Monitoring Centre product license. In the event Sponsor requests that PPD perform services which require PPD to distribute MedDRA terminology or WHODrug dictionary to third parties, Sponsor shall be responsible for ensuring that all such third parties possess the necessary MedDRA and/or Uppsala Monitoring Centre product licenses.

14.15 Counterparts and Electronic Signatures. This Agreement, any Project Addendum hereunder, and all associated amendments may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Each party may execute this Agreement, any Project Addendum, and all amendments by facsimile transmission or in Portable Document Format sent by electronic means. Signatures of authorized signatories of the parties transmitted by facsimile or sent by electronic means in Portable Document Format shall be deemed to be original signatures, shall be valid and binding, and, upon delivery, shall constitute due execution of this Agreement, any Project Addendum, or any amendments hereunder.

14.16 Representative. With regard to any Project conducted under this Agreement, Sponsor represents and warrants that it shall not name any PPD employee, contractor, or other PPD representative on Line 16 of Form FDA 1571. Sponsor acknowledges and understands that if Sponsor desires that any PPD employee, contractor, or other PPD representative be named as the Senior Medical Officer in Canada on Line 89 of Form HC/SC 3011 or in any similar capacity for clinical trials conducted in other countries, Sponsor must first submit such a request to PPD in writing for the performance of services pursuant to such naming, including, without limitation, responsibility for review and evaluation of information relevant to the safety of the study drug. If PPD agrees to perform such services, the parties shall enter into good faith negotiations and enter into either a separate agreement or written amendment to the applicable Project Addendum prior to PPD initiating the services.

14.17 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior negotiations, representations or agreements, either written or oral, with respect to the subject matter hereof.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto by their duly authorized officers as of the date of last signature below.

PPD DEVELOPMENT, L.P.		VASCULAR BIOGENICS, LTD.
BY:	PPD GP, LLC
ITS:	GENERAL PARTNER

By:	/s/ Paul Colvin	By:	/s/ Amos Ron

Name:	Paul Colvin	Name:	Amos Ron

Title:	Exec. VP Global Clinical Development	Title:	CFO

Date:	2/2/15	Date:	February 2, 2015

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

Page - 14

PROJECT ADDENDUM

THIS PROJECT ADDENDUM (the “Project Addendum”) is made and entered into as of December 15, 2014 (the “Effective Date”) by and between PPD DEVELOPMENT, LP, a Delaware limited partnership, with its principal executive offices located at 929 North Front Street, Wilmington, North Carolina 28401 (“PPD”) and VASCULAR BIOGENICS, LTD., an Israeli company with its principal executive offices located at 6 Jonathan Netanyahu Street, Or Yehuda, Israel 60376 (“Sponsor”).

WHEREAS, PPD and Sponsor entered into a certain Master Services Agreement (“Agreement”) dated January 30, 2015; and

WHEREAS, pursuant to Section 1.2 of the Agreement, the parties now wish to enter into this Project Addendum for the purposes of setting forth the responsibilities and obligations of the parties in regards to PPD providing services for Sponsor’s Phase III Study of VB-111 in patients with recurrent Gioblastoma (GBM), (the “Study”).

NOW, THEREFORE, for good and valuable consideration contained herein, the exchange, receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	Services.

PPD shall perform those certain services set forth in the proposal submitted to Sponsor by PPD, which proposal is attached hereto as Exhibit A and incorporated herein by reference (“Services”).

2.	Compensation and Payment.

2.1 - Compensation - For its performance of Services under this Project Addendum, PPD shall receive a total sum anticipated not to exceed $*** of which $*** shall be direct costs (“Direct Costs”), and of which $*** shall be handled as indirect reimbursable costs as set forth in the Study Budget attached hereto as Exhibit B and subject to the Milestone Payment Schedule attached hereto as Exhibit C. PPD shall only invoice and Sponsor shall only be responsible for paying those costs that are actually incurred by PPD in the performance of the Services, and further subject to the amount limitation set forth herein unless otherwise agreed by the parties. Should a change in any of the key Study parameters, e.g., countries included, number or country distribution of sites, number of patients, number of CRF pages, number of statistical tables or listings, study timeline or protocol design result in an increase or decrease in the Study budget, such financial implications will be summarized in writing and approved by Sponsor.

The indirect reimbursable costs are estimated and may vary as circumstances require.

2.2 - Payment - PPD shall submit to Sponsor a monthly invoice describing the Services performed on the Study, the Direct Costs due for such Services, and all Pass Through Costs paid by PPD. Sponsor shall pay each monthly invoice within forty five (45) days of receipt of said invoice.

2.3 – Payments to PPD shall be made to:

***

Any changes to the payee information set forth above require a writing signed by PPD’s treasurer or chief financial officer.

3.	Standard Operating Procedure

PPD shall conduct the Study according to PPD’s Standard Operating Procedures (“SOPs”). These SOPs are subject to revision by PPD in which case PPD shall notify Sponsor of revision. If any such SOP revision can be reasonably expected to affect the budget or timelines for the Study, PPD shall submit to Sponsor revised cost estimates or timelines for the relevant Services which will become a part of this Project Addendum upon written approval by Sponsor. The current SOPs for conducting and monitoring clinical trials are available for review upon request by Sponsor.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

PA - 1

PPD PROPRIETARY AND CONFIDENTIAL

Upon mutual agreement in writing, the parties may conduct the Study under Sponsor’s standard operating procedures. In such case, Sponsor shall provide prompt and reasonable training to any PPD personnel subject to such SOPs at Sponsor’s expense.

4.	Term and Termination.

The term of this Project Addendum shall commence on the Effective Date and end upon the completion of Services unless otherwise terminated in accordance with the Agreement.

5.	Incorporation by Reference/Conflict of Terms.

The terms and conditions of this Project Addendum and Exhibits hereto are hereby incorporated into and made a part of the Agreement. To the extent any terms contained in an Exhibit hereto conflict with this Project Addendum, the terms of this Project Addendum shall govern and control. In the event of any inconsistency between the Agreement, the Project Addendum, and the Protocol, the terms of the Protocol shall govern first, followed by the Project Addendum, and then by the Agreement unless otherwise specified.

6.	Modifications.

Any changes to this Project Addendum or its Exhibits shall be documented by written Amendments executed by both parties and shall be attached hereto.

7.	Notices.

Each Party represents that its respective contact person set forth below shall have the authority to make all executive decisions regarding this Project Addendum. Any notice required or permitted to be given hereunder by either party hereunder shall be in writing and shall be deemed given on the date received if delivered personally or by fax or five (5) days after the date postmarked if sent by registered or certified U.S. mail, return receipt requested, postage prepaid to the following address:

If to PPD:	***

If to Sponsor:	Vascular Biogenics, Ltd.
6 Jonathan Netanyahu Street
Or Yehuda, Israel 60376
Attention:
Tel: 972-3-6346450
Fax: 972-3-6346449

8.	Counterparts and Facsimiles.

This Project Addendum may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Each party may execute this Agreement by facsimile transmission or in Portable Document Format sent by electronic means. Signatures of authorized signatories of the parties transmitted by facsimile or sent by electronic means in Portable Document Format shall be deemed to be original signatures, shall be valid and binding, and, upon delivery, shall constitute due execution of this Project Addendum.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

Page - 2

PPD PROPRIETARY AND CONFIDENTIAL

IN WITNESS WHEREOF, this Project Addendum has been executed and delivered by the parties hereto by their duly authorized officers as of the Effective Date.

PPD DEVELOPMENT, LP		VASCULAR BIOGENICS, LTD.
By:	PPD GP, LLC
Its General Partner

By:	/s/ William J. Sharbaugh	By:	/s/ Dror Harats

Name:	William J. Sharbaugh	Name:	Dror Harats

Title:	Chief Operating Officer	Title:	CEO

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

Page - 3

Exhibit A

Proposal

(Specs/Assumptions and Statement of Services)

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

1	Specifications and Assumptions

1.1	General

	North America	Europe, Middle East, Africa
Number of Screened Subjects	***	***

Number of Randomized Subjects	***	***

Number of Completed Subjects	***	***

Participating Countries (sites)	***	***

Estimated Enrollment Period (months)*	***	***

Estimated Enrollment Rate (patients/site/month)	***	***

PPD Assumption or VBL	***	***

Maximum Duration of Subject Participation in Months	***	***

Number of Face-to-face Client Meetings	***	***

Number of Conference Calls With VBL	***	***

SAE (serious adverse event) Rate (%)	***	***

*	PPD regards subject enrollment as fundamental to a successful study but also recognizes that factors outside its control can affect the rate of enrollment. On this basis, PPD commits to employing all reasonable efforts to meet or exceed enrollment expectations but cannot offer contractual guarantees on enrollment.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

1.2	Clinical

	North America	Europe, Middle East, Africa
Number of Protocol Summary Translations	***	***

Protocol Summary Translations Languages	***	***

Number of Informed Consent Form Translations	***	***

Informed Consent Form Translations Languages	***	***

Clinical Trial Agreement Template*	***	***

Number of Sites Using Local IRB/EC	***	***

Number of Sites Using Central IRB/EC	***	***

Number of Sites Identified by PPD	***	***

Number of Pre-study Evaluation Visits	***	***

Number of Initiation Visits	***	***

Number of Active Sites	***	***

Total Number of Interim Monitoring Visits**	***	***

Average Time on Site per Monitoring Visit in Hours***	***	***

Total Number of Remote Interim Monitoring Visits	***	***

Number of Close-out Visits	***	***

% Source Data Verification	***	***

Number of Protocol Amendments per Site	***	***

Frequency of Status Reports	***	***

Frequency of Investigator Payments	***	***

*	PPD’s proposal is based on use of PPD’s standard clinical trial agreement templates. Deviations from these templates can considerably extend the site start-up process. If alterations are required involving negotiations with trusts/investigators, additional review cycles and/or translations/back translations, PPD will work with VBL to identify the workload impact. Should this lead to extensions in the total study timelines or additional labor requirements, a revised study budget will be required.
**	Adjustments to monitoring visit cycles and their budgetary impact will be discussed as needed with VBL.
***	Time on site may vary according to site recruitment, site performance and monitoring frequency. This average time on site will allow PPD’s monitors to spend more time at some sites and less at others.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

1.3	Biostatistics

Protocol V4
Final Analysis:

Number of Tables - Unique*	***

Number of Tables - Repeat*	***

Number of Listings - Unique*	***

Number of Listings - Repeat*	***

Number of Figures - Unique*	***

Number of Figures - Repeat*	***

Number of Interim Analysis:	***

Number of Tables - Repeat	***

Number of Listings - Repeat	***

Number of Figures - Repeat	***

Number of DSMBs:	***

Number of Tables - Repeat	***

Number of Listings - Repeat	***

Number of Elapsed Weeks for Production of TLFs, After Corresponding Data Transfer or Lock	***

*	The unique and repeat TLF counts listed above are for the Final Analysis. All TLFs included in the Interim Analysis and DSMBs are assumed to be repeat TLFs of the Final Analysis.

Assumptions

The proposed biostatistics work scope for the study includes the following statistical services and deliverables:

•	Project initiation and CRF review.

•	Statistical support during the execution of the protocol and monthly statistical project maintenance.

•	Randomization plan and schedule generation.

•	Statistical Analysis Plan development (one draft and one final).

•	DSMB Statistical Analysis Plan development (one draft and one final).

•	Three (3) Data and Safety Monitoring Board (DSMB) safety data summaries (assuming one final for each)

•	One (1) interim analysis (two productions: one draft and one final).

•	Production of statistical TLFs for final analysis.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

•	Up to three productions of the TLFs for final analysis (data review meeting [DRM], after database lock, one additional if needed).

•	Statistical collaboration on final report.

•	Final analysis database transfer.

•	Electronic case report tabulations (eCRT).

1.4	Central Labs

# of Subjects Screened	***

# of Subjects Enrolled	***

# of Subjects Completed	***

# of Sites	***

# of Countries	***

Study Start Date or First Patient In (FPI)	***

Study End Date or Last Patient Out (LPO)	***

Any Third-party Lab	***

Assumptions

General

•	The detailed PPD Central Labs Budget Estimates are found in 3 Central Labs Estimate.

•	Computerized billing is generated monthly and is based upon the actual volume of specimens analyzed.

Analysis

•	All analysis with the exception of the assays listed below will be performed at PPD’s Central Labs facilities in Highland Heights, Kentucky and Brussels, Belgium.

•	***

•	***

•	PPD will provide sample handling for the above samples. These specimens will be shipped with the safeties on the day of collection and forwarded to the designated referral lab at monthly intervals.

•	PPD Central Labs can provide a quote for the above mentioned assay from our BioA lab, per the clients request.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

Supply/Kits

•	PPD Central Labs provides all the kits and materials needed for sampling and sample handling.

•	All kits are visit specific and standardized across all the PPD Central Labs.

•	Kits and materials provided by PPD Central Labs are in compliance with International Air Transport Association (IATA) regulations for the transport of diagnostic specimens.

Transportation

•	Transportation estimates are based on first-tier cities. Prices are subject to fuel charges and import duties/taxes.

•	No local dry ice supply is included for US sites, but may be provided with the charge passed through upon request. Pass-through charges will equal the actual courier charge, dry ice if supplied plus a logistics handling fee.

•	For budgeting purposes, the number of inbound ambient shipments represents *** patient visits/shipment. It is assumed frozen shipments will occur monthly.

•	Adeno Antibody specimens will be sent to PPD as collected and stored when they will be forwarded to a referral lab designated by sponsor.

•	PPD Central Labs assumes the site will ship the Biopsy samples directly to the testing facilities.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

1.5	Data Management

Total Number of eCRF Pages Per Patient (inclusive of eCRF, diary, and other pages): • Total number of eCRF Pages Per Patient: 110 • Total Number of Rating Scale Pages Per Patient: 10	***

Number of Unique Pages (data collection modules) Per eCRF:	***

Number of Unique Pages (data collection modules) Copied from PPD Standards or Previous VBL protocol Per eCRF:	***

Total eCRF Pages Processed: • Total eCRF Pages Processed: 26,545 • Total Rating Scale Pages Processed: 2,400	***

Maximum Number of Edit Checks:	***

Maximum Number of Internal Data Cleaning Listings:	***

Maximum Number of VBL Listings:	***

Expected Terms Requiring Medical Coding per Enrolled Patient:	***

Maximum Number of Manual Discrepancies/Queries (based on eCRF pages only - Rating Scale pages not included in Query Processing:	***

Maximum Import File Formats:	***

Maximum Number of Imports (one file format/one time):	***

Maximum Number of Custom or SDTM domains:	***

Maximum Transfer Formats:	***

Maximum Number of Interim Transfers (all included files /one time):	***

Maximum Number of Clean Transfers (all included files /one time)	***

Assumptions:

•	PPD based this proposal on ***.

•	PPD will perform coding on adverse events and concomitant medications. It is assumed that *** will not be required for this study.

•	If VBL-supplied dictionaries are required for coding of AEs and concomitant medications, they must be received in the same format as their standard counterpart (i.e., MedDRA, WHOART, COSTART, WHO Drug).

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

•	PPD’s proposal does not include costs for licensing and does not allow distribution of coded items for standard dictionaries (e.g., MedDRA, WHO Drug) unless the recipient holds a valid license.

•	Costs for patient summaries or other custom data listings to be sent to VBL have not been included in this bid.

•	PPD has included data transfers as part of this bid assuming the clinical data is to be transferred in VBL or CDISC SDTM compliant format according to PPD’s interpretation of the v3.2 implementation guidance. PPD will evaluate and accommodate any additional transfer requirements from VBL, and depending on the scope and impact, costs for the SDTM data transformation may need to be adjusted.

•	The PPD SDTM domain costs are determined by the following:

•	***

•	***

•	***

•	All data imports files will contain cumulative data from the external vendors.

•	One representative from data management will attend one (1) investigator’s meeting to present the CRF, general completion guidelines and the query guidelines and process.

•	Costs include providing CDs to each site and to VBL with final eCRF data. Note: these are directly out of the clinical database and are not submission ready eCRFs (including bookmarking, relational hyperlinks, embedding fonts, margins, etc). Please refer to the Medical Writing section for these assumptions.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

1.6	Electronic Data Capture (EDC)

EDC System	• ***. • *** user access request management. • 45 standard *** reports. • Integrated dictionary coding. • Integrated IVRS data loads.

Help Desk (provided by Medidata)

•     24/7 support coverage.

•     Global toll free phone support.

•     Multilingual staff covers ten core languages within the associated working time zones. Core languages supported by in-house help desk staff are English, German, French, Spanish, Italian, Russian, Bulgarian, Japanese, Mandarin and Korean. An additional 170 languages are accommodated by use of a third-party translation service. This on-demand translation service provides real-time support in a three-way call between the caller, Medidata and the translator. Medidata finds this approach to be highly effective in resolving calls to the help desk. Regardless of the language or site location, all calls are handled and processed using Medidata’s standard support methodology.

Training Options	• Computer-based training. • Training tools and materials.

Assumptions

•	PPD will assign an *** manager for study start-up and close-out.

•	PPD assumes all sites will have adequate Internet capabilities for ***.

•	PPD assumes that all sites will use ***. The inclusion of any sites using paper CRFs will result in additional costs.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

1.7	Investigational Product Services

The following clinical supply chain management services will be provided globally by the assigned PPD clinical supplies services team:

Services Required

•     Clinical supplies contact for study team (PPD and VBL). Including drug clinical supply project management.

•     Investigational product (IP) label text development and translation verification support ensuring country regulatory requirements are met.

•     Global import/export consultancy, management and coordination.

•     Development of a global distribution and site resupply strategy for both investigational products (IP) and ancillary supplies ( AS) to clinical sites according to needs using PPD GCS global depot network. (Depots in USA and Israel)

Products Forecast and Number of Forecast Reviews for Each Product	• *** forecast reviews for IP.

Drugs to be Procured by PPD	• Not applicable.

Number of Label Translations (assumes one review cycle)	• Up *** different label_ texts (***). • One review per text per country-language. Up to 7 country-languages.

Number of Packaging Runs	• *** runs.

Ancillary Supplies, Concomitant, Co-medication, Continuing Medications to be Procured by PPD	• *** • ***

Length of Depot Management	• *** • *** • *** • *** • *** • *** • *** • ***

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

Assumptions

•	Estimated storage costs have been included in this proposal. Assuming approximately two storage location per month per depot per trial. Client will be billed on a monthly basis in accordance to actual number of locations occupied per month. (Associated with third party Depot costs in Israel and USA).

•	Domestic freight charges have been included in this proposal as initial/standard estimations only due to weight and box size variations for each shipment.

•	Estimated material costs associated with shipments (e.g., normal packaging material, temperature recording devices, normal filling material) have been included in this proposal.

•	Estimated destruction costs have been included in this proposal. Final values will be driven by both actual weight and actual volume/size of materials that will be disposed. These costs will be invoiced as pass-through costs to VBL at actual rates.

•	Costs associated with external translations of study drug labels have been included in this proposal. Final values will be driven by actual number of texts to translate and actual number of countries/languages considered for the trial. These costs will be invoiced to client as pass through costs at actual rates.

•	This proposal includes estimated costs for payment of duties and import taxes where applicable. Final costs will be dependent on material description, quantities and valuation price(s) declared by the client or supplier. Client will be billed actual costs as pass through. The client is responsible for the description and valuation of all material imported or exported to be used on all required import/export documents.

•	Estimated costs associated with third-party depots have been included in this proposal. These costs include estimations for storage fees assuming two storage locations per depot per month during 41.7 months. Final values will be driven by actual quantities and actual volume/sizes of materials that will be handled. These costs will be invoiced as pass-through costs to Client on a monthly basis. (Depot in Israel and USA).

•	This proposal does include a provisional cost estimate for acquisition of ancillary supplies (e.g., thermometers, pregnancy kits) based upon the information made available to PPD by VBL at this time. Once VBL has provided PPD with complete and final specifications necessary to obtain product cost detail (e.g., product name, quantities, manufacturer, enrollment rates, amount of lots, shelf life per lot) from any relevant third-party provider, PPD will provide that cost detail back to VBL. Nonetheless, VBL should be aware that circumstances outside PPD’s control (e.g., market conditions affecting availability, price, ability to source in certain regions) can impact product costs, sometimes significantly. Accordingly, PPD reserves the right to re-quote product and shipping costs when PPD’s prior estimate is affected by such factors. In accepting this quotation, VBL acknowledges and agrees to the same. PPD shall make all reasonable efforts to keep VBL informed of such actual or anticipated circumstances, when known, and where unknown, shall bring them to the attention of VBL promptly when discovered to assist VBL in evaluating such costs. Assuming up to $*** USD per randomized patient per trial.

•	This proposal does not include estimated costs for acquisition of any AS (AS may include lab kits, thermometers, pregnancy kits, equipment, papers, etc.). These costs will be added as soon as more specifications are received with this regard (e.g., product name, quantities, brand, models).

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

1.8	IVRS/IWRS

The table below outlines the general specifications PPD has assumed for this study.

IVRS/IWRS Study Specification	Details

Type of System	Phone (IVRS) and Web (IWRS)

Number of System Users per Site	***

Language Options	IWRS: 1 (English) IVRS: 1 (English) User Guides: 1 (English)

Number of Data Transfers	4

Support Coverage

•    24x5

•    If the call estimates are exceeded by more than 10% (based on the expected time to address/resolve issues for any subjects and active sites), a contract modification may be required to cover the extra support.

•    If a caller does not speak English (or another language spoken by IVRS Support), a professional interpreter will be conferenced into the call to assist.

•    Costs for calls requiring the service of an interpreter will be passed through on a monthly basis and have not been estimated in this proposal.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

IVR/IWR System Functionality	Complexity	Details
Site Status Management	Simple (follows PPD standards)	Statuses applicable based on the study specific modules (activate access to certain functionality/deactivate access to certain functionality).

Screening	Simple	Collect date of birth (or age) and gender. Assign subject number.

Randomization	Complex	Enter subject number. Verify DOB (or age)/gender. Verify visit being recorded. Block stratified design (with stratification factors). Assign kit(s).

Subject Visit Tracking and Drug Re-supply	Simple	Enter subject number. Verify DOB (or age)/gender. Verify Visit being recorded. Assign re-supply kit(s). 6 post-randomization visits per subject.

Subject Status Change	Simple (follows PPD standards)

Enter subject number.

Verify DOB (or age)/gender.

Select new subject status (e.g., screen failure, withdrawn, completed).

Select reason for status change (if needed).

Select date of status change (if needed).

Study Drug Ordering	Simple	Site level ordering. Threshold based for accrual and visit predictive for subject re-supply at visits. Confirmation of receipt of shipment module.

Confirmation Notifications	N/A	Generated real-time after completion of each module (excluding change PIN/password).

System Integration Service (internal)	Standard Interface	Transferring of subject enrollment and visit information into PPD’s clinical trial management system (CTMS) and PPD’s EDC system.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

IVR/IWR System Reports	Standard/Configurable/Custom
Overall Study Summary Report	Fully Customizable

Site Status Report	Standard

Site Summary Report	Configurable

Site PIN Packet Report	Standard

Subject Screening Detail Report	Configurable

Subject Randomization Detail Report	Configurable

Subject Visit Detail Report	Configurable

Subject Status Change History Report	Configurable

Study Drug Inventory Report	Configurable

Study Drug Shipping Summary Report	Configurable

Warehouse Study Drug Inventory Report	Configurable

IVR/IWR Process (must be completed in order)	Duration
System Design	***

System Development/Programming	***

System Validation	***

System User Acceptance Testing	***

System Live	***

1.9	Medical Writing

Clinical Study Report (CSR)	***

Number of Patient Narratives	***

Appendices	***

CRF Submission Compliant Publishing	***

Electronic Publishing	Full agency-compliant study report completed within five days of receipt of VBL’s executed CSR signature page

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

Assumptions

•	Assumes use of PPD’s CSR template and the AMA Manual of Style or the Oxford Style Manual at no additional cost.

•	Should VBL wish to use a different CSR template or style, VBL will also provide the necessary template along with requisite training and/or any associated style guide.

•	VBL will supply consolidated comments. Assumes four weeks from receipt of final data to first draft of CSR.

•	Includes 100% verification of the data in the CSR with the source documents.

•	All patient narratives will be prepared from a locked clinical database.

•	CRF Submission Compliant Publishing (252 patients/units):

•	Create bookmarks for By Visit and By Domain using actual domain and visit names

•	Linking the queries (first instance of queries) to the changes and back

•	Does NOT include audit history bookmarking or hyperlinking

•	Create bookmarks for the queries and place them under “By Visit” section

•	Batch processing for margin adjustment, inherit zoom, and optimize to 1.4 PDF output

•	Embed all available fonts

•	File naming based on site_patient.pdf naming

•	All files burned on a CD by Site then by Patient

•	Each unit assumes 120 CRF pages and 6 query pages per CRF

•	Includes quality review of the publishing and batch aspects by another publisher

•	Does not include provision of paper copies of the CSR.

•	Assumes only principal investigator information included in the appendices. If sub- investigator information is needed, additional hours will apply.

1.10	Pharmacovigilance/Medical Monitoring

	NA	EMEA
Serious Adverse Events (SAEs)	***	***

Protocol Inquiries	***	***

Physician Assessment Diagnostic Forms	***	***

Safety Listing Review	***

Coding Listing Review	***

Lab Draws (per randomized subject)	***

Face-to-Face Data Monitoring Committee Organizational Meeting	***

Data Monitoring Committee Teleconferences	***

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

Services Included*

*	PVG contracted services include set up and management, as applicable.

•	Kick-off meeting attendance.

•	Investigator meeting attendance.

•	24-hour/7-day medical safety availability.

•	Develop Safety and Medical Management Plan (SMMP)/Expedited and Periodic Safety Reporting Plan (ESRP), as applicable.

•	Set up/maintain the safety database.

•	Project team/sponsor meeting attendance, as applicable.

•	Medical monitor consultation for protocol inquiries. (Note: PPD policy does not grant prospective exemptions to inclusion/exclusion criteria).

•	Protocol deviation review.

•	Medical monitor review of panic/alert labs (excluding screening labs) via the central lab. Follow-up as needed via physician assessment diagnostic forms.

•	Medical review of safety listings; includes adverse event [AE] listing with cross reference to medical history and concomitant medications).

•	Medical review of coding listings; includes AE, medical history and concomitant medications.

•	SAE/event processing: receipt and follow-up assessment, database entry, database auto-narrative generation and medical review.

•	SAE reconciliation - (frequency will be specified in the SMMP).

•	Expedited and periodic safety report preparations.

•	Analysis of Similar Events (AOSE), as required.

•	Data monitoring committee (DMC).

•	Charter development.

•	Assistance with member selection.

•	Coordination of DMC meetings.

Assumptions*

*	VBL represents and warrants that it shall not name any PPD employee or other PPD representative on Line 16 of Form FDA 1571.

•	PPD’s PVG global standard operating procedures (SOPs)/working practice documents (WPDs) and standard processes will be utilized for applicable services.

•	Pass-through charges will be incurred for postage/shipping/courier, third-party electronic distribution tool transaction fees, regulatory authority fees for review of aggregate reports, translations, travel and meeting costs (e.g., teleconferences, materials), as applicable.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

•	Costs associated with sponsor-requested audits have not been included, and if required, will be billed at time and materials expended.

•	Changes to narrative template formats, procedures or edits of auto-generated narratives will incur additional costs.

•	PPD utilizes ARISg as its validated safety database. ARISg is a well-established, industry leading safety system that provides comprehensive adverse event management and regulatory reporting capabilities for the biopharmaceutical industry.

•	All SAEs will be processed in the US.

•	If the number of SAEs is greater than specified in the accompanying budget, then each additional SAE will be billed on a per event basis (refer to the budget grid for per event costs).

•	If the number of protocol inquiries is greater than specified in the table above, then each additional protocol inquiry will be billed on a per inquiry basis (refer to the budget grid for per inquiry costs).

•	The PPD medical monitor is a member of a cross-functional team that identifies and reviews protocol deviations throughout the study. The medical monitor will:

•	Assist the clinical operations team (as needed) in formulating site education strategies in an effort to decrease the frequency of protocol deviations.

•	Assist in determining if protocol deviations are considered significant or non- significant.

•	If the number of physician assessment diagnostic forms is greater than specified in the table above, then each additional physician assessment diagnostic form will be billed on a per form basis. (Refer to the budget grid for per form costs.)

•	SAEs reported to PPD, processed, reviewed by a PPD medical monitor and subsequently downgraded to “not serious” will be billed at the cost of an SAE.

•	Pregnancy events will be processed in the same fashion as an SAE and will be billed as such. These events are not included in the SAEs estimated for this proposal.

•	Translation vendor coordination includes the submission, tracking and follow-up on documents that have been submitted to the third-party vendor for translation. In addition, all translated documents will be reviewed to ensure that all patient identifiers have been removed once translation is completed.

•	Costs associated with an end-of-study safety database transfer have not been included and will require additional discussions to determine the transfer method and estimated costs.

•	DMC:

•	Assistance with member selection includes:

•	Identification of three members.

•	Obtaining documents such as CVs, W-9s and confidentiality agreements, as applicable.

•	Distributing protocol and pertinent study information to DMC members.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

•	Meeting materials and DMC master files are maintained electronically.

•	Schedule and coordinate DMC meetings includes:

•	Coordinating meeting logistics (e.g., travel, hotel, catering) as needed or requested.

•	Receiving tables and listings in electronic format for inclusion in the DMC review packets.

•	Preparing electronic meeting packets for DMC review (blinded and unblinded).

•	Preparing meeting minutes (open and closed session versions).

•	Meeting minutes consist of a brief summary of actions taken and decisions made in the meeting.

•	Distributing meeting minutes and recommendations in accordance to charter requirements.

•	DMC face-to-face organizational meeting will be in NA.

1.11	Pharmacovigilance Safety Reporting

EMEA
Expedited Safety Report Submissions (assumes each expedited report requires 3 submissions)	***

Quarterly/Six Monthly Report Submissions	***

DSUR Submissions	***

Services Included*

*	PVG safety reporting contracted services include set up and management, as applicable.

Expedited and periodic safety report submissions.

•	Receive routine expedited safety reports from VBL/third party (global safety reports relating to the concerned investigational medicinal product and comparator, regardless of originating protocol).

•	Coordinate submission of routine periodic safety reports to applicable regulatory authorities, ethics committees/institutional review boards/research ethics boards** and investigators, as indicated in the statement of services.

**	Includes ethics committees, institutional review board and research ethics boards where VBL has reporting responsibility.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

Assumptions

•	PPD has made standard general volume assumptions for budget purposes based on regions, not country-specific reporting requirements. VBL will be invoiced based on actual submissions.

•	Due to the diversity of country requirements, units for safety reporting to local offices have been estimated based on a percentage of SAEs in each region. These units will only be billed as incurred. Upon award, further discussions related to expedited reporting will occur during the start-up phase of the study while preparing the ESRP.

•	Costing includes the production of necessary cover letters, submission and tracking.

•	If PPD does not have access to a report that requires submission, VBL will provide PPD with the completed report in English (CIOMS or MedWatch).

•	Pass-through charges will be incurred for postage/shipping/courier, third-party electronic distribution tool transaction fees, translations, travel and meeting costs (e.g., teleconferences, materials), as applicable.

•	Electronic Reporting via E2B:

•	VBL will serve as the responsible person (RP) for EudraVigilance, remain responsible for agency testing activities and provide PPD with the necessary EudraVigilance account access.

•	VBL will provide PPD with RP affiliate rights.

•	PPD will perform E2B reporting by uploading an XML file from the safety database into EVWEB. If VBL cannot provide XML files, additional charges will apply for manual re-entry of data into EVWEB.

•	Where applicable, reporting to the United Kingdom Medicines and Health Care Products Regulatory Agency (UK MHRA) will be via E2B. If this is not possible, additional charges will apply for manual re-entry of data into the MHRA “eSUSAR” portal.

•	VBL will grant PPD all necessary Power of Attorney to accomplish contracted safety reporting responsibilities.

•	Unless otherwise directed by VBL, all SUSARs will be deemed IND safety reports for the purposes of reporting within the US.

•	PPD utilizes a third-party, Web-based secure electronic distribution tool as the standard method for SUSAR reporting to investigator sites, providing enhanced security, traceability and efficiency over traditional distribution methods. The tool also has the flexibility to accommodate fax and e-mail distribution, when required, for which additional pass-through charges may apply.

•	For efficiency, PPD submits reports remotely from central locations, except in countries where this is not practical due to local regulatory requirements. In this situation, the submission will be made via a local PPD office or third-party vendor, incurring additional charges.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

1.12	Quality Assurance

North America
Clinical Supplies Quality Assurance (QA) Project Support	Yes

Assumptions

•	PPD Clinical Supplies Quality Assurance group will provide current good manufacturing practice QA support to PPD’s investigational product packaging and labelling, storage and distribution operations.

•	PPD will not provide any Clinical QA audit or support services in the first instance. If required by VBL, PPD Clinical QA’s global team of experienced auditors are able to conduct a range of activities intended to give assurance of protocol and quality system compliance. Our services include:

•	Routine clinical investigator site audits to evaluate Phase I-IV clinical study conduct and compliance.

•	Directed clinical investigator site audits to investigate specific Good Clinical Practice (GCP) non-compliance issues or scientific misconduct.

•	Independent evaluation of the complete trial master file and/or selected investigator files for compliance, completeness and accuracy.

•	Vendor or contract supplier audits for regulatory, quality system and specification compliance.

•	Regulatory authority inspection preparation and training visits that can be combined with a targeted assessment of the status of study documents at the site.

•	Database audits to evaluate clinical database accuracy, quality control and conformity with specifications.

•	Clinical study report reviews or audits to assess internal consistency, conformity with specifications and accuracy of reporting.

•	Process/system audits of client SOPs, documents and training to improve efficiency and compliance.

•	GCP quality and regulatory guidance.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

1.13	Regulatory

PPD will appoint a global regulatory affairs lead (RAL) to the study. This person will be VBL’s regulatory contact and will have overall responsibility for the following:

•	Management of the regulatory aspects/timelines of the study and coordination of the regulatory submissions in the countries participating in the study.

•	Attendance at a kick-off meeting to establish a communication plan, discuss responsibilities for document provision and establish deliverables and timelines.

•	Preparation of a comprehensive list of documents required for the CTAs for the countries participating in the study, indicating the responsibilities for their provision.

•	Arranging the master CTA to create the country-specific CTA submission packages for the countries participating in the study in compliance with the regulations in force at that time.

•	Submission of the CTA documents to the regulatory and local authorities (where applicable) in the countries participating in the study, following review and approval by VBL.

•	Provision of the necessary follow-up and act as local agent and regulatory affairs contact in the countries participating in the study and as instructed by VBL.

•	Provision of electronic copies of regulatory documents to the regulatory counterpart at VBL at the frequency/interval agreed in the contract with VBL.

•	Preparation and submission of end of trial notifications and submission of the study report.

PPD will also assign a country approval specialist (CAS) from each market involved in this study to support local submission activities and other regional assessments as required.

PPD will review and provide regulatory intelligence input into study documents (e.g., protocol, investigator’s brochure, IMPD) and locally translated documents (e.g., customized ICF, study drug labels) in order to minimize potential for questions during authority review and maximize successful outcome.

It is PPD’s understanding that PPD will only be responsible for test article release in the US and VBL has an investigational new drug (IND) filed with the US Food and Drug Administration (FDA). PPD regulatory affairs will review essential documents for compliance with Good Clinical Practice (GCP) regulations and guidelines and will approve shipment of clinical trial material to each site that meets review criteria.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

Assumptions

PPD assumes the following:

•	No pre-CTA meetings with local agencies are included. PPD will separately inform VBL if one is considered advantageous and will provide a separate quotation for the cost.

•	The global RAL is the VBL contact, and hours allocated to that interaction are included in this proposal.

•	Provision for local professionals to participate on sponsor calls is not included; however, if a specific regional issue arises and VBL requires the local regulatory professional to participate in such calls, an estimate of additional hours can be provided.

•	Translations management is generally organized by Clinical Management.

•	PPD will maintain an effective CTA on behalf of VBL. CTA maintenance activities include but are not limited to:

•	Acting as the liaison between regulatory authority and VBL.

•	Preparing and submitting notifications and/or amendments to the CTA (see below).

•	Reporting SAEs to the regulatory authority when PPD is contracted to do so.

•	Registering the participating investigator to the CTA, as appropriate.

•	Maintaining a chronology of all submissions and correspondence with the regulatory authority.

CTA Amendments/Notifications

•	Assuming any advice provided by PPD during CTA preparation is adhered to, PPD will not charge extra for responses to agencies during the initial CTA approval process prior to submission.

•	Costs for one amendments is included as part of the CTA service. Additional amendments are not included as the timing and frequency of these amendments cannot be predicted. The following costs are identified as chargeable for any CTA amendments/notifications required during the course of the study.

EMEA

	Notification (A)		Substantial (B)		Substantial Complex (IMPD)(C)
Amendment Unit Rates	$	***	$	***	$	***

•	Cost in column (A) for central team preparation of notification plus cost in column (A) multiplied by the number of countries for local submissions.

•	Cost in column (B) for central team preparation of substantial amendments plus cost in column (A) multiplied by the number of countries for local submissions.

•	Cost in column (C) for central team preparation of complex amendment plus cost in column (A) multiplied by the number of countries for local submissions.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

1.14	Regulatory Inspections

Should VBL require assistance from PPD in responding to a sponsor or investigative site regulatory inspection, VBL and PPD will mutually agree the scope of services to be provided in writing. For these services VBL will compensate PPD based on the unit pricing table below, unless the inspection occurs as a result of PPD’s inadequate service delivery or negligence. Each unit represents eight hours of PPD effort to aid in VBL response to the inspection(s).

	Unit Cost NA (USD)*		Unit Cost EMEA (EUR)*		Unit Cost APAC (USD)*		Unit Cost LA (USD)*

Regulatory Inspection of Sponsor - 8 Hour Unit	$	***	€	***	$	***	$	***

Inspection of Site - 8 Hour Unit	$	***	€	***	$	***	$	***

*	Inspection costs will be converted to the contract currency at the time of invoicing.

1.15	Patient Recruitment Services

Oversight and Recruitment Management
Recruitment Regulatory Submission & Approval	***

Translation & Layout Coordination of all materials	***

Shipment of Supplies/Materials to sites	***

Retention & Compliance Items
Branded 12-month study calendar	***

Patient Resource Guide	***

Seasonal Greeting Cards	***

Thank You Card	***

Visit Reminder Card	***

Patient Reimbursement Program	***

Patient Travel Program	Please note actual patient travel expenses not included in the budget

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

PRS Recruitment Tactics
Recruitment Tactics	• Study Branding & Message Development • Translation & Layout Coordination of materials • Social Media Awareness and Advertising • Patient Advocacy Group Outreach • Travel Stipend

Study Awareness Tactics	• Online Advertising • Website

Assumptions

•	All material production and media costs must be received by PPD at least 15 business days prior to the scheduled distribution/air time.

•	Final number of sites and countries supported by the PRS website and/or outreach campaign will be determined pending final site selection, media market evaluation, a recruitment needs assessment and an evaluation of the current regulatory guidelines of each country.

•	Costs for advertising placement fees have not been included.

1.16	Estimated Timeline

	North America	Europe, Middle East, Africa
Start-up Period	***

Enrollment Period	***

Treatment Period	***

Follow-up Period	***

Close down Period	***

Total Duration of PPD Involvement	***

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

2	Statement of Services

2.1	Project Set-Up Activities

Task/Activity	VBL	PPD
Design/Prepare Protocol	X

Review Protocol		X

Produce Protocol Translations		X

Review Protocol Translations		X

Produce Investigator Brochure	X

Review Investigator Brochure	X

Case Report Form (CRF) Design		X

Review CRF		X

Prepare CRF Completion Guidelines		X

Set-up Master Action Plan (MAP)		X

Translate Study Drug Labels		X

Database Design/Review/Build		X

Data Validation Manual Design/Review		X

Edit Check Design/Review/Build		X

Data Management Listing Design/Review/Build		X

Prepare Monitoring Plan		X

Project Familiarization & Initial Team Training		X

Kick-off Meeting Preparation and Attendance	X	X

Clinical Trial Management System (CASCADE) Setup		X

Investigator Meeting Preparation, Presentation and Attendance	X	X

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

2.2	Project Management and Team Meetings

Task/Activity	VBL	PPD
Project Management and Administration		X

Vendor Management		X

Face-to-Face Client Meetings	X	X

Internal Team Meetings and Ongoing Training		X

Client Teleconferences	X	X

2.3	Site Set Up

Task/Activity	VBL	PPD
Site Identification		X

Site Evaluation Visits		X

Design Master Informed Consent Form	X

Translate Master Informed Consent Form		X

Essential Document Collection		X

Essential Document Review		X

Regulatory Compliance Review of Essential Documents for Test Article Release		X

Develop and Negotiate Site Contract Language		X

Investigator Payment Negotiation		X

Site Initiation Visits		X

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

2.4	Ongoing Clinical Operations

Task/Activity	VBL	PPD
Interim Monitoring Visits		X

Site Management		X

Drug Supply Management		X

Investigator Payment Administration		X

Investigator Files Set-up and Maintenance		X

Trial Master Files Set-up and Maintenance		X

Clinical Participation at Site Audits	X

Investigational New Drug Safety Report Distribution		X

Management of Non-Drug Trial Supplies		X

Newsletters Development and Distribution	X

Query Resolution		X

Site Close-out Visits		X

2.5	Biostatistics

Task/Activity	VBL	PPD
Provide Randomization Schedule		X

Produce Statistical Analysis Plan (SAP) Text		X

Produce Table, Listing and Figure Shells		X

Produce and Validate Tables, Listings and Figures		X

Interim Statistical Analysis		X

Final Statistical Analysis		X

Provide Data Safety Monitoring Board Statistical Support		X

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

2.6	Central Labs

Task/Activity	VBL	Sites	PPD
Site Selection and Import/Export Permits	X

Kits, Supplies and Investigators Manual			X

Sample collection		X

Courier notification for pick-up		X

Forward Samples to Third-party Lab		X	X

Traceability of Shipments			X

Patient Demographic Details into Database			X

Analysis			X

Laboratory Reports to Sites			X

PPD ClicksTM for Study Status and Reports	X		X

2.7	Data Management/Programming Ongoing Activities

Task/Activity	VBL	PPD
Database Maintenance		X

Data Cleaning		X

Medical Terminology Coding		X

Serious Adverse Event Reconciliation		X

Data Imports From External Vendors		X

Data Transfers		X

Archival		X

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

2.8	EDC

Task/Activity	VBL	PPD
Software Licensing		X

Start-up ad hoc Support		X

Access request management		X

Initial Training - Site, Clinical Team, Other		X

Medidata Help Desk Support		X

Site Training - Ongoing, Close-out		X

Database Lock Support		X

EDC Site Close-out		X

2.9	Test Article Management

Task/Activity	VBL	PPD
Identify, Select and Negotiate Contracts With Clinical Supply Vendors		X

Coordinate and Execute Logistics Prior to First Shipment of Drug		X

Prepare Clinical Supplies Procedures		X

Clinical Supply Vendor Audit	N/A	N/A

Study Drug - Receipt, Storage and Shipment to Sites		X

Final Drug Accountability and Return to Client/Destruction		X

Monitor/Track Study Progress and Communicate With Team/VBL		X

Purchase Ancillary Supplies ( Thermometers and Pregnancy Test kits)		X

Purchase of comparator (Avastin)		X

Label and Package Study Drug		X

Label Text Translation		X

Import/Export Coordination		X

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

2.10	IVRS/IWRS

Task/Activity	VBL	PPD
Personal Identification Number Packets/User Guides		X

Site Status Management Module		X

Screening Module		X

Randomization Module		X

Subject Visit and Drug Re-supply Module		X

Subject Status Change Module		X

Study Drug Management Module		X

System Reports		X

System Support and Maintenance		X

Interface with Internal Systems (CTMS & EDC)		X

Project Close-out/Archival		X

2.11	Medical Writing

Task/Activity	VBL	PPD
Draft Final Integrated Report		X

Final Integrated Report		X

Serious Adverse Event Narratives		X

CRF and CSR Publishing		X

Appendices		X

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

2.12	Pharmacovigilance

Task/Activity	VBL	PPD
Safety Database - Set Up and Maintenance		X

SAE Processing (receipt and follow-up assessment)		X

SAE Narrative Creation		X

SAE Database Entry		X

Medical Review of SAEs and Assign Preliminary Causality Assessment		X

Assign Final Causality Assessment	X

Preparation of Analysis of Similar Events (AOSE)		X

Prepare Expedited Safety Reports		X

Prepare Development Safety Update Reports (DSUR)/Periodic Reports	X

Set Up and Manage a Data Monitoring Committee		X

2.13	Medical Monitoring

Task/Activity	VBL	PPD
Consultation for Project-Related Inquiries		X

Review of Alert Labs and Physician Assessment Diagnostic Forms		X

Review of Coding Listings (AEs, concomitant medications, medical history)		X

Review of Safety Listings (AE listing with cross reference to medical history and concomitant medications)		X

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

2.14	Pharmacovigilance Safety Reporting

Task/Activity	VBL	PPD
Notify Expedited Safety Reports to Regulatory Authorities (non E2B Reporting)*		X

Notify Expedited Safety Reports to European Economic Area Regulatory Authorities via E2B		X

Notify Expedited Safety Reports to Ethics Committees		X

Notify Expedited Safety Reports to Investigators		X

Responsible Person for Eudravigilance	X

*	When contracted to PPD, expedited and periodic reporting to the US FDA is included in the Regulatory Affairs section of this proposal.

2.15	Quality Assurance

Task/Activity	VBL	PPD
Clinical Supplies QA - Project Support		X

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

2.16	Regulatory Affairs

Task	VBL	PPD
Canada and Israel

Preparation of Core CTA dossier*		X

Compilation of CTA Documents for the Countries Participating in the Study		X

Submission of CTA to Regulatory Authorities in the Countries Participating in the Study		X

IP Labels Country-specific Review		X

Maintenance of CTAs		X

Support of CTA Submission to ECs		X

Regulatory Compliance Review (Essential Documents Review) for IP Shipment to a Site and/or Site Initiation		X

Safety Reports Submission to Regulatory Authorities		X

End of Trial Notifications		X

Clinical Summary Report Submission		X

*	This activity includes RAL management activities as described in Specification and Assumptions. It does not equate simply to preparation of IMPD and/or other ‘core’ documents common across participating countries.

2.17	Patient Recruitment

Task/Activity	VBL	PPD
Protocol Training		X

Retention & Compliance Oversight & Management		X

Retention and Compliance Items		X

Review of Design Concepts		X

Study Branding & Message Development		X

Study Teleconferences - Recruitment Training via Webex		X

Social Media Awareness and Advertising		X

Patient Advocacy Group Outreach		X

Study Wrap up Report & Analysis		X

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

Task/Activity	VBL	PPD
Translation & Layout Coordination of all materials		X

Patient Reimbursement Program		X

Patient Travel Program		X

Shipping		X

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

3	Central Labs Estimate

The central labs budget estimate is attached on the following pages.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

PPD’s Central Lab, LLC

Budget Estimate

PPD Central Labs

07-Jan-2015

Vascular Biogenics Ltd.

VB-111-215 V4

BC: 57076-01 Sc1 R4

Central Lab BC: 57076-02

Revision #4

Budget Summary	Total Charge (USD)
VB-111-215 V4
Laboratory Testing	$	***
Sample Management	$	***
Kits and Supplies	$	***
Clinical Trial Services Fees	$	***
Direct Costs Estimate:	$	***
Logistics (Pass-Through) Estimate:	$	***

Total Estimate:	$	***

Regional Budget Summary	NA & LA Region		EMEA Region		AsiaPac Region	China
VB-111-215 V4
Laboratory Testing	$	***	$	***	$	$
Sample Management	$	***	$	***	$	$
Kits and Supplies	$	***	$	***	$	$
Clinical Trial Services Fees	$	***	$	***	$	$
Regional Direct Costs Estimate:	$	***	$	***	$	$
Regional Logistics (Pass-Through) Estimate:	$	***	$	***	$	$

Regional Total Estimate:	$	***	$	***	$	$

Countries	Sites	Screened Subjects	Enrolled Subjects	Completed Subjects	%
United States	***	***	***	***
Canada	***	***	***	***
North America	***	***	***	***	***
Israel	***	***	***	***
Eastern Europe	***	***	***	***	***

TOTAL	***	***	***	***

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

PPD’s

Central

Labs, LLC

Budget

Estimate

# Patients:            141                126                   123            355            114             114            141            126             123            355

114                    114               1945            94%            6%

***

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

PPD’s Central Labs, LLC

Budget Estimate

Estimate	US	EU
Screened:	***	***
Enrolled:	***	***
Completed:	***	***

***

*	If both PPD Central Labs and PPD Clinical/Data Management are awarded the opportunity this fee will be waived.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

PPD’s

Central

Labs, LLC

Budget

Estimate

Exchange Rates:
SGD/USD	0.8585
EUR/USD	1.4403
USD/EUR	0.7801

***

*	Transportation costs do not include Saturday delivery charges, taxes, tariffs, duties and fuel surcharge. This will be invoiced at the prevailing rate.
*	Transportation fees are estimates only and based on primary cities.
*	Client will be invoiced based on actual fees incurred.
*	Laboratory kits may accommodate more than one patient visit/per inbound shipping box. For purposes of the estimate, 1.5 patient visits per inbound box has been assumed as average standard.
*	Drive-away and trans-shipment to international port of departure may apply. Applicable customs fees charged as pass through cost.
*	Inbound transport costs are based on Weekday priority overnight shipments.
*	Outbound kits have standard transit time of 2-5 days. Overnight priority shipping provided with sponsor approval at additional shipping cost.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

PPD’s

Central

Labs, LLC

Budget

Estimate

Terms and Conditions

GENERAL

•	Study set up will commence upon written acceptance of Contract and Central Laboratory Specification (CLS).

•	The costs contained within this Proposal are valid for 45 days from date of proposal.

•	The prices contained within this Proposal are estimates based upon information provided by the Sponsor. Cost will be revised if the Sponsor provides an amended protocol or updated information.

•	Access to PPD Clicks or Clicks for Sites is included at no charge, regardless of number of users.

•	All protocol materials will be archived for 15 years from the end of PPD involvement. Requests for protocol materials will be shipped at the expense of the Sponsor/CRO.

SET-UP

•	PPD Global Central Labs requires 20 business days from signed CLS for study initiation. Study initiation is defined as the first Investigational site to receive specimen collection kits.

•	An acceleration fee will be applied, if study initiation is required within 20 business days of awarding the protocol. The acceleration fee will be invoiced at 25% of the set-up costs with a minimum charge of $5,000.

•	Sponsor requested changes to the fully executed CLS will result in additional charges to be determined based upon the complexity of the revisions.

•	PPD Global Central Labs has one global database that supports all regions within the study. Global set-up fees will be invoiced upon project initiation once database set-up activities are complete.

TRAINING/TRAVEL

•	If requested to attend a Kick off meeting or Investigator meeting, a fee of US$ 2,000.00 per day per meeting for attendance of PPD Central Labs presenter at one meeting including preparation, excluding travel expenses billed as pass through. This cost assumes a one day meeting with one day for travel. Each additional day will be US$1,000 per day. Sponsor request of technical attendees will be charged additional fees of US$ 2,000.00 per day, plus travel expenses.

•	Attendance at the investigator meeting via WebEx will be charged US$ 500.00 per meeting per attendee.

•	Site training via conference call for protocol specific laboratory procedures is available at sponsor’s request. This will be invoiced at US$ 200.00 per hour.

•	On site training visits to outline protocol specific laboratory procedures at the sponsor’s request, will be invoiced at a rate of US$ 750.00 per site visit, plus travel expenses.

TRANSPORTATION

•	Transportation fees are based on primary cities only.

•	Transportations costs do not include Saturday delivery charges, taxes, tariffs, duties and fuel surcharges. Sponsor will be invoiced at the prevailing rate.

•	Dry ice supply is included in the estimated cost of all inbound frozen shipments except for those shipments originating in the United States and Canada. Pass-through charges will equal the actual courier charge plus dry ice if supplied.

•	Logistics Management Fee will be billed at 15% of the Indirect costs.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

MODIFICATIONS

•	Any services requested by Sponsor (or sites) and not included in this cost estimate will be charged separately. Services rendered will be invoiced as performed and a Contract Modification will be issued.

•	Out of protocol testing will be invoiced per the unit price with an additional US$ 25.00 Project Management fee, per request.

•	Additional charges will apply for any off-cycle or expedited testing.

•	Specimens requiring off-hour technician/processing time, will be invoiced with an added service charge of US$ 65.00 per hour.

•	Any sample that is UTP (Unable To Perform) will be charged a Sample Handling fee.

•	A sample destruction fee will be invoiced for any sample that is required to be destroyed. This fee will be charged per sample destroyed.

•	Expedited shipping fees will be applied at US$ 150.00 per shipment with less then 5 business days notice, plus shipping costs.

•	Additional label sets provided at an additional fee of US$ 2.00 per set.

•	Additional requisition forms provided at an additional fee of US$ 1.50 per requisition.

•	Additional collection flow charts (CFC) provided at an additional fee of US$ 5.00 per chart.

•	Set up of additional sites will incur additional site initiation fees and other applicable charges.

•	Database modifications will be invoiced at $150 per hour.

•	Non-Standard Services for Data Management and Custom programming will be supplied upon request and billed at a programming rate of US$ 200.00 per hour for services included but not limited to:

a. Custom data file formats

b. Custom data management reports

c. Data reconciliation requirements

•	Returned kit fee of US$ 4.00 each (break-down and disposal of kit contents) plus return shipping charges.

•	Hard copy reports will be invoiced at US$ 5.00 per report

•	Translation costs reflect the average cost to translate a typical manual. Translation costs for other documents besides the manual, will be charged to the client based on the actual translation fees plus 20%.

•	Lab Manuals will be supplied to all sites upon initiation as part of the study set-up. Amended or revised manuals will be supplied at US$ 30.00 each.

•	If adjustments to kits are required, the kit tier may be revised and billed at the following rates:

Kit Tier	NA & LATAM	EMEA	China	AsiaPac
***	***	***	***	***

***	***	***	***	***

***	***	***	***	***

***	***	***	***	***

***	***	***	***	***

This budget for central laboratory services is based upon protocol requirements provided at the time of the RFP and is an estimate only. PPD Central Labs will invoice Sponsor for actual services rendered and testing performed. Invoices may, therefore, differ from the Budget due to differences in actual services rendered versus those contained within this Budget.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

Exhibit B

Budget

Department/Activity	Unit Type	Total Hours NA	Unit Cost NA (USD)	# of Units NA	Budget NA (USD)	Total Hours EMEA	Unit Cost EMEA (USD)	# of Units EMEA	Budget EMEA (USD)	Total Hours APAC	Unit Cost APAC (USD)	# of Units APAC	Budget APAC (USD)	Total Budget (USD)
***

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.

Exhibit C

Milestone Payment Schedule

Vascular Biogenics

BC Number: 57056-01

***

1. PPD will not release payment for investigator grants or investigator meeting costs until sponsor has remitted the applicable amount.

2. In the event that the study is delayed or put on hold for a period greater than 30 days, PPD will invoice sponsor on a pro-rated basis for all milestones that are partially completed.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by ***.